UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: August 10, 2016

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 10, 2016, Function(x) Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the Staff has determined that the Company violated the director independence requirements of Listing Rule 5605. Listing Rule 5605 requires that companies listed on Nasdaq are required to maintain a majority of independent directors. As of August 1, 2016, Birame Sock, formerly an independent member of the Company’s Board, resigned from the Board when she was appointed the Company’s President and Chief Operating Officer. As a result of that resignation, the Company does not meet Nasdaq’s requirement of a majority of independent directors.

The Letter has no current effect on the listing of the Company’s common stock.

Consistent with the provisions of Listing Rules 5605(b)(1)(A) and 5605(c)(4), Nasdaq has provided the Company a cure period in order to regain compliance as follows:

•	Until the earlier of the Company’s next annual shareholders’ meeting or August 1, 2017; or

•	If the next annual shareholders’ meeting is held before January 30, 2017, then the Company must evidence compliance no later than January 30, 2017.

As reported on the Company’s Current Report on Form 8-K dated August 3, 2016, the Company intends to appoint at least one other independent director timely to meet the requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: August 15, 2016	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President